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                                                          Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of UniComp, Inc. on Forms S-3 (File Numbers 33-64312, 333-11605 and 333-27857) and S-8 (File Numbers 33-98564 and 333-21313) of our report dated May 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of UniComp, Inc. as of February 28, 1997 and February 29, 1996, and for each of the three years in the period ended February 28, 1997, which report is included in this Annual Report on Form 10-K.


                                               COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
May 29, 1997